UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: May 7, 2018

S&P GLOBAL INC.
(Exact Name of Registrant as specified in its charter)

New York (State or other jurisdiction of incorporation or organization)	1-1023 (Commission File No.)	13-1026995 (IRS Employer Identification No.)

55 Water Street, New York, New York 10041
(Address of Principal Executive Offices) (Zip Code)
(212) 438-1000
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

a.	The Company held its Annual Meeting of Shareholders on May 1, 2018.

b.	The following is a summary of the voting results for each matter presented to shareholders at the Annual Meeting.
Proposal 1: Election of Directors
The Company’s shareholders elected the persons nominated as Directors of the Company as set forth below:

Nominees	For	Against	Abstain	Broker Non-Votes
Marco Alverà	197,728,902	996,470	110,420	19,444,822
William D. Green	132,855,426	65,855,989	124,376	19,444,822
Charles E. Haldeman, Jr.	198,376,626	350,790	108,375	19,444,822
Stephanie C. Hill	197,680,503	1,047,569	107,719	19,444,822
Rebecca Jacoby	198,476,582	249,669	109,540	19,444,822
Monique F. Leroux	195,988,293	2,738,449	109,050	19,444,822
Maria R. Morris	198,458,627	256,216	120,949	19,444,822
Douglas L. Peterson	198,438,526	298,741	98,524	19,444,822
Sir Michael Rake	196,162,604	2,564,442	108,745	19,444,822
Edward B. Rust, Jr.	192,813,393	5,912,986	109,412	19,444,822
Kurt L. Schmoke	194,151,455	4,575,336	109,001	19,444,822
Richard E. Thornburgh	198,405,729	308,295	121,500	19,444,822

Proposal 2: Proposal to approve, on an advisory basis, the executive compensation program for the Company’s named executive officers:

For	Against	Abstain
193,799,843	4,563,943	472,005

Proposal 3: Proposal to ratify the appointment of Ernst & Young LLP as the Company’s independent Registered Public Accounting Firm for 2018:

For	Against	Abstain
211,384,720	6,419,787	476,107

c.	Not applicable.

d.	Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Form 8-K Report to be signed on its behalf by the undersigned hereunto duly authorized.

S&P Global Inc.

/s/ Alma Rosa Montanez
By:     Alma Rosa Montanez
Associate General Counsel
& Assistant Corporate Secretary

Dated: May 7, 2018